Exhibit 26(n) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 26 to the Registration Statement (Form N-6, No. 333-69431) of Select*Life Variable Account of ReliaStar Life Insurance Company, and to the use therein of our reports dated (a) April 4, 2018, with respect to the consolidated financial statements of ReliaStar Life Insurance Company and (b) April 13, 2018, with respect to the financial statements of Select*Life Variable Account  of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Boston, Massachusetts April 13, 2018